UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report - February 12, 2003
(Date of earliest event reported)

QUESTAR CORPORATION
(Exact name of registrant as specified in charter)

STATE OF UTAH (State of other jurisdiction of incorporation or organization)	1-8796 (Commission File No.)	87-0407509 (I.R.S. Employer Identification No.)

P.O. Box 45433, 180 East 100 South Street, Salt Lake City, Utah 84145-0433
(Address of principal executive offices)

Registrant's telephone number, including area code (801) 324-5000

                                  Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits. (c) Exhibits.

Exhibit No.	Exhibit

99.1	Release issued February 12, 2003, by Questar Corporation.

          Item 9.   Regulation FD Disclosure.

          On February 12, 2003, Questar Corporation issued a press release announcing its earnings for the fourth quarter of 2002. A copy of this press release is furnished as Exhibit 99.1 and is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUESTAR CORPORATION (Registrant)

February 12, 2003	/s/S. E. Parks

S. E. Parks Senior Vice President, Treasurer, and Chief Financial Officer

List of Exhibits:

Exhibit No.	Exhibit

99.1	Release issued February 12, 2003, by Questar Corporation.

Exhibit 99.1

QUESTAR REPORTS 2002 NET INCOME OF $155.6 MILLION

     SALT LAKE CITY - Questar Corp. (NYSE:STR), an integrated natural gas company, reported 2002 earnings of $155.6 million, or $1.88 per diluted share, compared with $158.2 million, or $1.94 per share a year earlier.

     The company's 2002 results included a $15.3 million, or $.19-per-share, write-down in the first quarter resulting from a change in the method of accounting for goodwill. Sales of noncore assets produced an after-tax gain of $27 million, or $.33 per share.

     Questar's regulated businesses - including interstate gas transmission and retail gas distribution -- increased their net income by $6.7 million. Earnings for nonregulated subsidiary Questar Market Resources - which conducts unregulated gas and oil development, gas gathering, processing and marketing - declined $3.2 million primarily because of poor Rocky Mountain natural gas prices in the second and third quarters of 2002.

     Excluding the goodwill write-down, Questar's 2002 net income was $170.9 million, or $2.07 per diluted share. Excluding both the write-down and assets sales, Questar earned $143.9 million, or $1.74 per share, in 2002 versus $145.6 million, or $1.78 per share, in 2001.

     The $1.74 per-share figure was in line with the company's October 2002 earnings guidance of $1.70 to $1.80 per share. The guidance excluded the one-time goodwill charge and asset sales for the second half of 2002.

     For the fourth quarter of 2002, Questar earned $.82 per share compared with $.52 for the year-earlier period. Excluding asset sales, Questar's net income was $.54 per share in the 2002 quarter and $.45 for the year-earlier period, a 20% increase.

There was an average of 82.6 million common shares outstanding in 2002 versus 81.7 million the prior year.

     Keith O. Rattie, Questar president and chief executive officer, said, "The bottom line in 2002 is that poor Rockies gas prices took their toll on our earnings. But, 2002 in many respects was a transition year for Questar, and we executed our plan in a difficult market environment. We grew nonregulated production 12%, despite curtailments and asset sales. We laid the groundwork for improved returns on capital in our regulated businesses. We sold underperforming assets at favorable prices, generating more than $250 million in cash. We reduced total corporate debt from 59% to 51% of total capitalization. We protected our credit ratings, which remain strong. We also implemented our new hedging discipline, which reduced the impact of the mid-year plunge in natural gas prices in our core Rockies E&P business.

"With 2002 behind us, we're well positioned to get back on a growth track in 2003," Rattie said.

FULL-YEAR 2002/QUESTAR MARKET RESOURCES

     Questar Market Resources (QMR) earned $97.9 million in 2002 compared with $101.1 million a year earlier. Sales of nonstrategic properties in Canada and the southwestern United States produced an after-tax gain of $26.8 million in 2002 versus $8.7 million a year earlier. Excluding asset sales, QMR's net income was $71.1 million in 2002 and $92.4 million in 2001, a 23% decrease.

     QMR's 2002 nonregulated gas and oil production increased to a record 96.3 billion cubic feet equivalent (bcfe), up 12% over 2001. Production increased significantly at the company's Pinedale Anticline project in southwestern Wyoming and from properties in Utah's Uinta Basin that were acquired in mid-2001. Curtailments due to low prices reduced annual production by approximately 3.3 bcfe.

     Record 2002 natural gas production was offset by a 20% decline in the average realized sales price from $3.21 per thousand cubic feet (Mcf) in 2001 to $2.58 per Mcf in 2002. Approximately 60% of QMR's 2002 production came from the Rockies, where net-to-the-well prices were below $1.50 per Mcf for much of the year. Weak Rockies prices resulted from a combination of a region-wide increase in production capability and inadequate regional pipeline capacity. The company's price-hedging policy improved the average sales price by approximately $.41 per Mcf.

     QMR sold its Canadian exploration and production subsidiary in October 2002 and used the proceeds to reduce debt. The Canadian properties represented about 10% of QMR's nonregulated production and 7% of nonregulated reserves. The Canadian subsidiary earned about $1.5 million for QMR in the first nine months of 2002.

     Wexpro reported net income of $30.8 million in 2002, a $2.6 million improvement over the prior year. Wexpro develops gas properties owned by Questar's gas-distribution utility. The higher net income resulted from expanded investment in gas-development projects.

     QMR's gas-gathering, processing and marketing subsidiaries reported 2002 earnings of $11 million compared with $8.4 million in the prior year. Gathering volumes increased 23% to 191 million decatherms (Dth) in 2002 due to regional production growth and the acquisition of a Utah gathering system in mid-2001.

FULL-YEAR 2002/QUESTAR REGULATED SERVICES

     Questar Regulated Services - consisting of interstate gas-transmission and storage and retail gas-distribution subsidiaries - achieved 12% net-income growth in 2002. Combined earnings rose from $58.5 million in 2001 to $65.2 million in 2002.

     Questar Pipeline - with core operations in Utah, Wyoming and Colorado - reported 2002 net income of $32.6 million versus $29.7 million in the prior year. Total transportation volumes rose 16% to 362.9 million Dth.

     Volume growth reflected the full-year operation of Main Line 104, a 77-mile pipeline in central Utah. Placed in service in November 2001, the pipeline's 272,000 Dth of daily capacity was fully committed throughout the year. In addition, the eastern section of the Questar Southern Trails Pipeline began operation in June 2002 with firm contracts for its 80,000 Dth of total daily capacity. The eastern section runs 488 miles from New Mexico's San Juan Basin to connections with California distribution companies.

     Questar Pipeline - following the successful resolution of a lawsuit - sold its 50% interest in the TransColorado Pipeline to a Kinder Morgan affiliate for $105.5 million, effective Oct. 1, 2002. Proceeds were used to reduce debt.

     Net income for Questar Gas - a retail gas distributor - increased to $32.4 million in 2002 versus $25.9 million in the prior year. Results for 2002 benefited from the recovery of $3.8 million in gas-processing costs incurred in 1999 and 2000, resulting from a Utah Supreme Court ruling. In addition, Questar Gas's results were improved by a change in the recovery of bad-debt costs and increased customer contributions related to service-connection costs. A recent rate order requires that future customer contributions will be accounted for as a rate-base reduction instead of revenues, and rates were increased to reflect the change.

     Questar Gas's financial performance included higher depreciation expense and a 3% decline in usage per customer in 2002. The usage decline - which was typical for the industry at large - primarily resulted from more-efficient homes and appliances and conservation in the company's service territory.

     General service deliveries rose 9%, reflecting a 2.5% customer-growth rate that remained among the highest in the industry. Questar Gas served 750,128 customers at year-end 2002, a year-to-year increase of 18,200.

     Corporate and Other Operations lost $7.5 million in 2002 compared with a $1.4 million loss in the prior year. Questar's data-hosting activities lost $15.4 million in 2002 due to the $15.3 million goodwill-accounting change write-down. Excluding the write-down, Corporate and Other Operations earned $7.8 million in 2002.

FOURTH-QUARTER 2002 RESULTS

     Questar Market Resources reported net income of $41.5 million in fourth-quarter 2002 compared with $19.1 million a year earlier. Sales of noncore assets produced an after-tax gain of $23.3 million during the 2002 period versus $2.5 million in 2001. Excluding asset sales, QMR earned $18.2 million in the 2002 quarter and $16.6 million in the prior-year period

     The average realized natural gas sales price improved 8% year over year to $2.86 per Mcf. Net nonregulated gas production declined 1% to 20.2 bcf as higher production rates from core properties essentially offset volumes lost through sales of other producing properties. Nonregulated oil and natural gas-liquids production was down 27% due primarily to the asset sales, while the selling price improved $5.28 to $21.32 per barrel.

     Wexpro earned $7.4 million in the 2002 quarter versus $7.8 million in the 2001 quarter. The company's earnings base ($164 million at year end) was adjusted in the 2002 quarter to reflect accelerated tax depreciation allowed by the Job Creation and Worker Assistance Act of 2002. Gas gathering and marketing produced earnings of $6.5 million compared with $1.3 million a year earlier due to higher throughput and improved processing margins.

     Questar Regulated Services earned $25 million in the fourth quarter of 2002 versus $22.3 million in the prior-year period. Questar Gas's net income improved 31% to $16.4 million through customer additions, bad-debt expense recovery and lower gas-processing charges. Net income for Questar Pipeline increased 5% to $8.5 million in fourth-quarter 2002 primarily from additional transportation contracts.

2003 EARNINGS GUIDANCE

     Rattie said Questar is projecting 2003 earnings of $1.95 to $2.10 per share, a 12% to 21% increase over the comparable $1.74 per-share results in 2002. He indicated that the guidance is based on the company's current hedge positions as outlined below - and anticipated prices for the company's unhedged gas and oil production based on forward price curves at the close of business Feb. 11, 2003. The guidance also excludes gains and losses on asset sales and the impact of FAS 143, the new accounting rules for recording asset-retirement obligations, primarily related to future well-abandonment costs.

     Rattie said the company's base nonregulated production capability going into 2003 is about 83 to 85 bcfe per year after adjusting for the sale of nonstrategic producing assets. The company's goal is to grow nonregulated production by 5% to 10% in 2003, assuming no further asset sales and no price-related curtailments. Nonregulated proved reserves at year-end 2002 were approximately 1,113 bcfe, reflecting asset sales, additions, revisions and production, compared to 1,184 bcfe a year earlier.

CURRENT HEDGE POSITIONS

Gas hedges/2003	Bcf	Price (per Mcf)
		(net to well)

Rocky Mountains	32.1	$3.04
Midcontinent	12.0	$3.60
Total	44.1	$3.19

Gas hedges/2004	Bcf	Price (per Mcf)
		(net to well)

Rocky Mountains	14.5	$3.11
Midcontinent	3.4	$3.71
Total	17.9	$3.22

Oil hedges/2003	Mbbls	Price (per bbl)
		(net to well)

	1,095	$21.80

     Questar is a $3.1 billion integrated natural gas company headquartered in Salt Lake City. Through subsidiaries, it engages in gas and oil development and production; gas gathering, processing and marketing; interstate gas transmission and storage; retail gas distribution and energy services; and information systems and technologies.

Forward-looking Statements

     This release contains certain forward-looking statements within the meaning of the federal securities laws. Such statements are based on management's current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. Factors that could cause actual results to differ from those anticipated are discussed in the company's periodic filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended Dec. 31, 2001. Subject to the requirements of otherwise applicable law, the company cannot be expected to update the statements contained in this news release or take actions described herein or otherwise presently planned.

For more information, visit Questar's internet site at: www.questar.com

QUESTAR CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2002	2001	2002	2001

	(In Thousands, Except Per Share Amounts)
REVENUES
Questar Market Resources	$ 164,896	$ 132,326	$ 522,476	$ 645,867
Questar Regulated Services
Natural gas distribution	191,526	210,232	593,835	701,150
Natural gas transmission	21,420	13,554	66,275	49,402
Other	1,607	1,138	4,160	4,603
Corporate and other operations	3,401	9,182	13,921	38,328

TOTAL REVENUES	382,850	366,432	1,200,667	1,439,350

OPERATING EXPENSES
Cost of natural gas and other products sold	152,328	162,444	395,742	675,011
Operating and maintenance	77,794	81,177	284,317	270,355
Depreciation, depletion and amortization	48,229	43,183	184,952	151,735
Exploration	1,103	2,969	6,086	6,986
Abandonment and impairment of gas, oil
and related properties	8,717	1,087	11,183	5,171
Production and other taxes	10,259	7,945	44,192	55,985

TOTAL OPERATING EXPENSES	298,430	298,805	926,472	1,165,243

OPERATING INCOME	84,420	67,627	274,195	274,107

Interest and other income	38,773	13,795	56,667	35,298
Earnings from unconsolidated affiliates	1,687	884	11,777	159
Minority interest	200	271	501	1,725
Debt expense	(20,235)	(17,820)	(81,121)	(64,833)

INCOME BEFORE INCOME TAXES
AND CUMULATIVE EFFECT	104,845	64,757	262,019	246,456
Income taxes	36,832	22,176	91,126	88,270

INCOME BEFORE CUMULATIVE EFFECT	68,013	42,581	170,893	158,186

CUMULATIVE EFFECT OF CHANGE IN
ACCOUNTING FOR GOODWILL, net of $2,010
attributed to minority interest			(15,297)

NET INCOME	$ 68,013	$ 42,581	$ 155,596	$ 158,186

BASIC EARNINGS PER COMMON SHARE
Income before cumulative effect	$ 0.83	$ 0.52	$ 2.09	$ 1.95
Cumulative effect			(0.19)

Net income	$ 0.83	$ 0.52	$ 1.90	$ 1.95

DILUTED EARNINGS PER COMMON SHARE
Income before cumulative effect	$ 0.82	$ 0.52	$ 2.07	$ 1.94
Cumulative effect			(0.19)

Net income	$ 0.82	$ 0.52	$ 1.88	$ 1.94

Weighted average common shares outstanding
Used in basic calculation	81,950	81,466	81,782	81,097
Used in diluted calculation	82,838	81,818	82,573	81,658

Dividends per common share	$ 0.185	$ 0.18	$ 0.725	$ 0.705

QUESTAR CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING RESULTS
(Unaudited)
	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2002	2001	2002	2001

	(Deca = 10, M = 1,000)
QUESTAR MARKET RESOURCES
Production volumes
Natural gas (in MMcf)	20,217	20,492	79,674	70,574
Oil and natural gas liquids (in Mbbl)	564	768	2,764	2,500
Average daily production (MMcfe)	257	273	264	234

Average selling price, net to the well
Average realized selling price (including hedges)
Natural gas (per Mcf)	$2.86	$2.64	$2.58	$3.21
Oil and natural gas liquids (per bbl)	$21.32	$16.04	$20.39	$19.22

Average selling price (without hedges)
Natural gas (per Mcf)	$2.77	$2.10	$2.17	$3.84
Oil and natural gas liquids (per bbl)	$26.11	$18.08	$22.93	$23.14

Marketing volumes in energy equivalent
Decatherms (in MDecatherms)	24,236	23,481	83,816	91,791

Natural gas gathering volumes (in MDecatherms)
For unaffiliated customers	29,797	23,644	112,205	91,729
For Questar Gas	10,800	10,172	40,685	37,161
For other affiliated customers	12,656	7,267	38,136	27,049

Total gathering	53,253	41,083	191,026	155,939

Gathering revenue (per Decatherm)	$.16	$.13	$.16	$.13

QUESTAR REGULATED SERVICES - NATURAL GAS DISTRIBUTION
Natural gas volumes (in MDecatherms)
Residential and commercial sales	29,697	29,239	90,796	83,650
Industrial sales	3,051	2,910	10,729	10,684
Transportation for industrial customers	11,994	11,918	46,459	54,624

Total deliveries	44,742	44,067	147,984	148,958

Natural gas revenues (per Decatherm)
Residential and commercial	$5.77	$6.50	$5.75	$7.39
Industrial sales	$3.67	$4.91	$4.15	$5.26
Transportation for industrial customers	$.16	$.13	$.16	$.13
Heating degree days
Colder (warmer) than normal	1%	no variance	7%	(2%)
Average temperature adjusted usage
per customer (Decatherms)	40.5	41.0	117.8	121.0
Number of customers at December 31,
Residential and commercial	748,842	730,579
Industrial	1,286	1,321

Total	750,128	731,900

QUESTAR REGULATED SERVICES - NATURAL GAS TRANSMISSION
Natural gas transportation volumes (in Mdecatherms)
For unaffiliated customers	71,420	52,088	245,119	195,610
For Questar Gas	19,721	31,524	111,692	110,259
For other affiliated customers	3,519	2,906	6,044	6,892

Total transportation	94,660	86,518	362,855	312,761

Transportation revenue (per Dth)	$0.29	$0.25	$0.26	$0.25

QUESTAR CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL AND OPERATING RESULTS
(Unaudited)
	3 Months Ended		12 Months Ended
	December 31,		December 31,
	2002	2001	2002	2001

	(In Thousands, Except Per Share Amounts)
FINANCIAL RESULTS
REVENUES FROM UNAFFILIATED CUSTOMERS
Questar Market Resources	$ 164,896	$ 132,326	$ 522,476	$ 645,867
Questar Regulated Services
Natural gas distribution	191,526	210,232	593,835	701,150
Natural gas transmission	21,420	13,554	66,275	49,402
Other	1,607	1,138	4,160	4,603

Total Regulated Services	214,553	224,924	664,270	755,155
Corporate and other operations	3,401	9,182	13,921	38,328

	$ 382,850	$ 366,432	$1,200,667	$1,439,350

REVENUES FROM AFFILIATED CUSTOMERS
Questar Market Resources	$ 24,930	$ 25,144	$ 106,647	$ 100,530
Questar Regulated Services
Natural gas distribution	433	349	1,676	2,963
Natural gas transmission	18,402	18,928	76,600	75,491
Other	451	310	1,687	1,463
Corporate and other operations	7,654	6,563	30,457	29,444

	$ 51,870	$ 51,294	$ 217,067	$ 209,891

OPERATING INCOME (LOSS)
Questar Market Resources	$ 33,218	$ 29,033	$ 130,444	$ 159,341
Questar Regulated Services
Natural gas distribution	31,145	23,964	70,354	58,382
Natural gas transmission	18,301	15,330	66,185	59,322
Other	(8)	(124)	(341)	(83)

Total Regulated Services	49,438	39,170	136,198	117,621
Corporate and other operations	1,764	(576)	7,553	(2,855)

OPERATING INCOME	$ 84,420	$ 67,627	$ 274,195	$ 274,107

NET INCOME (LOSS)
Questar Market Resources	$ 41,510	$ 19,104	$ 97,929	$ 101,134
Questar Regulated Services
Natural gas distribution	16,409	12,508	32,399	25,873
Natural gas transmission	8,480	8,040	32,608	29,741
Other	61	1,756	160	2,831

Total Regulated Services	24,950	22,304	65,167	58,445
Corporate and other operations	1,553	1,173	7,797	(1,393)

INCOME BEFORE CUMULATIVE EFFECT
OF ACCOUNTING CHANGE	68,013	42,581	170,893	158,186
CUMULATIVE EFFECT			(15,297)

NET INCOME	$ 68,013	$ 42,581	$ 155,596	$ 158,186

EARNINGS PER COMMON SHARE - DILUTED
Income before cumulative effect	$ 0.82	$ 0.52	$ 2.07	$ 1.94
Cumulative effect			(0.19)

Net income	$ 0.82	$ 0.52	$ 1.88	$ 1.94

Weighted average diluted common shares	82,838	81,818	82,573	81,658

Dividends per common share	$ 0.185	$ 0.18	$ 0.725	$ 0.705